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EXHIBIT 21.01
                            RWD TECHNOLOGIES, INC.

                               RWD SUBSIDIARIES
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            LOCATION/ADDRESS                REGISTRATION/COMPANY NO.             DATE FORMED
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
UK
RWD Technologies UK Limited
C/O Garrett & Co.                                     03314693                 FEBRUARY 3, 1997
180 Strand
London WC2R 2NN

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AUSTRALIA
RWD Technologies Australia Pty Ltd
C/- Mr R Tracey,                                      079 969 930              SEPTEMBER 4, 1997
Level 18, 141 Walker Street, North Sydney,
NSW 2060.

Directors: Dr R Deutsch, Mr J Beakes Jr,
Mr R Holtz and Mr R Tracey
 Secretary: Mr R Tracey
Public Officer: Mr R Tracey
Shareholder: RWD Technologies, Inc.

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MEXICO
RWD Mexico, S. de R.L.
Versalles 21 303                                      RME970423BF7             APRIL 23, 1997
Col. Juarez Cuauhtemoc DF C.P. 06600
Entre Atenas Y General Prim
Mexico

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